CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information, and to the inclusion of our report dated February 26, 2014 for O'Connor Fund of Funds: Long/Short Credit Strategies LLC, in this Registration Statement (Form N-2 No. 333-194092; 811-21117) of A&Q Alternative Fixed-Income Strategies Fund LLC (formerly O'Connor Fund of Funds: Long/Short Credit Strategies LLC).

                                                                                                                                                             /s/ ERNST & YOUNG LLP

New York, New York
April 29, 2014